ADDvantage Technologies Names Brian Davidson Chief Revenue Officer

Experienced sales and marketing executive with a demonstrated history of success in the telecom and utility industries

Carrollton, Texas, May 1, 2023 – ADDvantage Technologies Group, Inc. (NASDAQ: AEY) (“ADDvantage Technologies” or the “Company”) today announced that Brian Davidson, a strategic sales and marketing executive and thought-leader with nearly 30 years of experience in the telecom and utility industries, has joined the Company as its new Chief Revenue Officer (CRO), effective May 1, 2023.

Mr. Davidson joins ADDvantage Technologies from OneVizion, an international software provider for the deployment of critical infrastructure to the utility and telecom industries, where he served as CRO. In this role, he spearheaded strategy, marketing, and new account acquisition, including playing a significant role in securing numerous tier-one national accounts. Previously, he co-founded and served as principal of ABIS Solutions, a developer of unique and value-driven software-as-a-service solutions to the telecommunications and utility verticals. From 2014 to 2016, Mr. Davidson was Chief Marketing Officer of QualTek, a national provider of 'end to end' network deployment solutions to the telecom and utility industry. Before that, he served as Vice President of MasTec / DYNIS, a large, publicly traded ‘critical infrastructure’ services provider across multiple regions and countries.

“ADDvantage Technologies is well-positioned to benefit from ongoing disruptions in the telecommunication industry. Continued expansion in wireless coverage, network capacity growth, and new public and private investment creates an opportune time for the company,” commented Mr. Davidson. “I look forward to leveraging ADDvantage Technologies and its operating companies’ expertise and capabilities, as well as deep industry relationships, to significantly increase the revenue opportunity with carriers, operators, manufacturers, and partners.”

“Brian is a proven sales leader and an expert in building successful teams and adding him to the Company at this critical inflection point is a key achievement,” commented Joe Hart, Chief Executive Officer.

About ADDvantage Technologies Group, Inc.

ADDvantage Technologies Group, Inc. (Nasdaq: AEY) is a communications infrastructure services and equipment provider operating a diversified group of companies through its Wireless Infrastructure Services and Telecommunications segments. Through its Wireless segment, Fulton Technologies provides turn-key wireless infrastructure services including the installation, modification and upgrading of equipment on communication towers and small cell sites for wireless carriers, national integrators, tower owners and major equipment manufacturers. Through its Telecommunications segment, Nave Communications and Triton Datacom sell equipment and hardware used to acquire, distribute, and protect the communications signals carried on fiber optic, coaxial cable and wireless distribution systems. The Telecommunications segment also offers repair services focused on telecommunication equipment and recycling surplus and related obsolete telecommunications equipment.

ADDvantage operates through its subsidiaries, Fulton Technologies, Nave Communications, and Triton Datacom. For more information, please visit the corporate web site at www.addvantagetechnologies.com.

Cautions Regarding Forward-Looking Statements

The information in this announcement may include forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, are forward-looking statements. These statements are subject to risks and uncertainties, which could cause actual results and developments to differ materially from these statements. A complete discussion of these risks and uncertainties is contained in the Company’s reports and documents filed from time to time with the Securities and Exchange Commission.

For further information:
Hayden IR
Brett Maas
(646) 536-7331
aey@haydenir.com
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